UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 28, 2022

Evolve Transition Infrastructure LP
(Exact name of registrant as specified in its charter)

Delaware	001-33147	11-3742489
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1360 Post Oak Blvd, Suite 2400
Houston, TX	77056
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 783-8000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units representing limited partner interests	SNMP	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.
Stonepeak Election
As previously disclosed, on August 2, 2019, Evolve Transition Infrastructure LP (“Evolve,” “us,” “our”) issued that certain Warrant Exercisable for Junior Securities to Stonepeak Catarina Holdings LLC (“Stonepeak”) (as amended, the “Warrant”). The Warrant may be exercised at any time and from time to time until the later of August 2, 2026 and the date 30 days after the date on which all of the Class C Preferred Units representing limited partner interests in Evolve (“Class C Preferred Units”) have been redeemed for a number of Junior Securities (as defined in the Warrant) equal to 10% of each applicable class of Junior Securities Deemed Outstanding (as defined in the Warrant) as of the exercise date.
As previously disclosed, on November 16, 2020, Evolve and Stonepeak entered into a letter agreement (the “Stonepeak Letter Agreement”), and in accordance with the Stonepeak Letter Agreement, on October 28, 2022, Evolve received written notice of Stonepeak’s election (the “Stonepeak Election”) to receive distributions on the Class C Preferred Units for the quarter ended September 30, 2022 in common units representing limited partner interests in Evolve (“common units”). In accordance with the Stonepeak Letter Agreement, the aggregate distribution of 27,442,638 common units (the “Q322 Stonepeak Units”) is payable to Stonepeak following satisfaction of certain issuance conditions, including, among other things, the compliance by Evolve and Stonepeak with any applicable federal securities laws applicable to the issuance of the Q322 Stonepeak Units.
Following the issuance of the Q322 Stonepeak Units, Stonepeak will own (i) 200,107,218 common units, representing approximately 80.3% of the issued and outstanding common units, (ii) all of the issued and outstanding Class C Preferred Units, (iii) the Warrant, (iv) the non-economic general partner interest in Evolve, and (v) all of Evolve’s incentive distribution rights. As previously disclosed, if at any time Stonepeak holds more than 80% of our outstanding common units and completes the Stonepeak LCR Transfer (as defined below), Stonepeak will be able to cause Evolve Transition Infrastructure GP, LLC, our sole general partner (our “general partner”) or a controlled affiliate of our general partner to exercise its right to acquire all, but not less than all, of our common units held by persons other than our general partner and its controlled affiliates ( “limited call right”). As Stonepeak will hold more than 80% of our outstanding common units following the issuance of the Q322 Stonepeak Units, Stonepeak will be able to cause our general partner to exercise its limited call right at any time after Stonepeak transfers all of the common units held by it to our general partner or a controlled affiliate of our general partner (the “Stonepeak LCR Transfer”). Notwithstanding the foregoing, Stonepeak has informed Evolve that they have no current intention to cause our general partner to exercise its limited call right or take any other actions in furtherance thereof, such as completion of the Stonepeak LCR Transfer.
Risk Factors
As a result of receipt of the Stonepeak Election, Evolve is supplementing the risk factors set forth under “Item 1A. Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2021, filed on March 30, 2022 (the “Form 10-K”), with the following. The risk factors below should be read in conjunction with and as updates to the other risk factors set forth in the Form 10-K.
Certain events may result in our general partner exercising its limited call right, which may require common unitholders to sell their common units at an undesirable time or price.
As previously disclosed, on November 16, 2020, Evolve and Stonepeak entered into a letter agreement (the “Stonepeak Letter Agreement”), and in accordance with the Stonepeak Letter Agreement, on October 28, 2022, Evolve received written notice of Stonepeak’s election (the “Stonepeak Election”) to receive distributions on the Class C Preferred Units held by Stonepeak for the quarter ended September 30, 2022 in common units representing limited partner interests in Evolve (“common units”). In accordance with the Stonepeak Letter Agreement, the aggregate distribution of 27,442,638 common units (the “Q322 Stonepeak Units”) is payable to Stonepeak following satisfaction of certain issuance conditions, including, among other things, the compliance by Evolve and Stonepeak with any applicable federal securities laws applicable to the issuance of the Q322 Stonepeak Units.
Following the date on which such issuance of the Q322 Stonepeak Units occurs, Stonepeak will own (i) 200,107,218 common units, representing approximately 80.3% of the issued and outstanding common units, (ii) all of the issued and outstanding Class C Preferred Units, (iii) the Warrant that entitles Stonepeak to receive junior securities of Evolve (including common units) representing 10% of all junior securities deemed outstanding when exercised, (iv) the non-economic general partner interest in Evolve, and (v) all of Evolve’s incentive distribution rights. Stonepeak also owns 100% of the issued and outstanding equity interests in SP Holdings, which is the sole member of our general partner.
Pursuant to Section 15.1 of the Third Amended and Restated Agreement of Limited Partnership of Evolve, dated as of August 2, 2019, as amended by the Stonepeak Letter Agreement and further amended by Amendment No. 1 thereto, dated as of February 26, 2021 (the “partnership agreement”), if at any time Stonepeak holds more than 80% of our outstanding common units and transfers all of the common units held by it to our general partner or a controlled affiliate of our general partner (the “Stonepeak LCR Transfer”), Stonepeak will be able to cause our general partner or a controlled affiliate of our general partner to exercise its right to acquire all, but not less than all, of our common units held by persons other than our general partner and its controlled affiliates (the “limited call right”). As Stonepeak will hold more than 80% of our outstanding common units following the issuance of the Q322 Stonepeak Units, Stonepeak will be able to cause our general partner to exercise the limited call right at any time after Stonepeak completes the Stonepeak LCR Transfer by causing our general partner to exercise its limited call right at a price equal to the greater of (1) the average of the daily closing price of our common units over the 20 trading days preceding the date three days before notice of exercise of our general partner’s limited call right is first mailed and (2) the highest per-unit price paid by our general partner or any of its controlled affiliates for common units during the 90-day period preceding the date such notice is first mailed. As a result, common unitholders may be required to sell their common units at an undesirable time or price and may not receive any return or a negative return on their investment. Common unitholders may also incur tax liability upon a sale of their units. Our general partner is not obligated to obtain a fairness opinion regarding the value of common units to be repurchased upon exercise of its limited call right. If our general partner exercises its limited call right, the effect would be to take the Partnership private and, if the common units are subsequently deregistered, the Partnership will no longer be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.
In a liquidation, the preferential rights of the holder of our Class C Preferred Units could result in common unitholders losing their entire investment.
Pursuant to the partnership agreement, if an event giving rise to the liquidation of Evolve occurs prior to all of the Class C Preferred Units being redeemed, then the Class C Preferred Units preferential rights require that the capital account for any holder of any Class C Preferred Units is first allocated items of income, gain, loss and deduction until each such holder’s capital account in respect of each Class C Preferred Unit is equal to 100% of the liquidation preference with respect to such Class C Preferred Unit. Such liquidation preference is equal to $11.29 plus all accrued and unpaid distributions. As of June 30, 2022, as disclosed in Evolve’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, which was filed with the Securities and Exchange Commission on August 10, 2022 (the “Q2 10-Q”), the current liability associated with the Class C Preferred Units was approximately $397.4 million. As a result, if a liquidation of Evolve were to occur, the holders of Class C Preferred Units would have to receive approximately $397.4 million prior to common unitholders receiving anything. The condensed consolidated balance sheets of Evolve and its subsidiaries included in the Q2 10-Q disclose total assets of approximately $241.5 million, approximately $155.9 million less than the current liability associated with the Class C Preferred Units. As a result, based upon the financial information included in the Q2 10-Q, if a liquidation of Evolve were to occur, the common units would have zero equity value and common unitholders would lose their entire investment.
The information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”) or otherwise subject to the liabilities of that section, nor shall be it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOLVE TRANSITION INFRASTRUCTURE LP
	By:	Evolve Transition Infrastructure GP LLC, its general partner

Date: November 7, 2022	By:	/s/ Charles C. Ward
Charles C. Ward
Chief Financial Officer and Secretary